THIRDAMENDMENT TO MANAGEMENT AGREEMENT
                     --------------------------------------
                             WITH OPTION TO PURCHASE
                             -----------------------
                        (AL 1- Emeritrust 25 Facilities)

     This Third Amendment to Management Agreement with Option to Purchase (this "Amendment") is effective as of the 30th day of June, 2003 by and among Emeritus Management LLC, a Washington limited liability company ("Emeritus Management"), Emeritus Management I LP, a Washington limited partnership ("Texas Manager;" together with Emeritus Management referred to herein as "Manager"), Emeritus Corporation, a Washington Corporation ("Emeritus), AL Investors LLC, a Delaware limited liability company ("AL Investors"), for itself and as sole managing member or sole managing member of the general partner of each of the Facility Entities set forth on Exhibit A to the Management Agreement (as hereinafter defined).

Recitals

     A. Emeritus Management, Texas Manager, Emeritus, AL Investors, ESC I, L.P., a Washington limited partnership ("ESC"), and Emeritus Properties I, Inc., a Washington corporation ("EPI") entered into that certain Management Agreement with Option to Purchase (Emeritrust 25) dated December 30, 1998, pursuant to which, among other things, AL Investors and the Facility Entities engaged Manager to manage certain Facilities described therein (as subsequently amended, the "Management Agreement"). Pursuant to the terms of the Management Agreement, ESC and EPI have ceased to be Managers under the Management Agreement. The Management Agreement has been previously amended by (1) First Amendment to Management Agreement with Option to Purchase, dated March 22, 2001 (the "First Amendment"), (2) Second Amendment to Management Agreement with Option to Purchase dated January 1, 2002 (the "Second Amendment"), and (3) Waiver, Consent and Amendment to Management Agreement dated May 1, 2002 ("Laurel Place Waiver"). Pursuant to the Laurel Place Waiver, the Facility known as Laurel Place was sold and has been deleted from the Management Agreement. In addition, AL Investors and Manager have agreed to the sale of the Facility known as Park Place, which closed on August 11, 2003 and such Facility will then be deleted from the Management Agreement.

     B. In connection with an extension of the Senior Loan pursuant to Third Amendment to Loan Agreement for the Senior Loan ("Third Loan Amendment"), the parties now desire to amend the Management Agreement to extend the Management Agreement for the Third Extension Period (i.e., July 1, 2003 to August 31, 2003, as defined in the Third Loan Amendment) and for the Fourth Extension Period (i.e., September 1, 2003 to January 2, 2004, as defined in the Third Loan Amendment) on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.     Defined  Terms.     All  terms  capitalized  herein  but not defined
            ---------------
shall  have  the  meanings  given  them  in  the  Management  Agreement.

     2.     Extension of Management Agreement.     Section 2.3 of the Management
            ----------------------------------
Agreement (as added under the First Amendment and amended by the Second Amendment) is hereby replaced with the following:
     2.3 Additional Extension Term. Under the Third Loan Amendment, AL Investors is currently eligible for a loan extension from July 1, 2003 to August 31, 2003 in accordance with the terms and conditions contained in the Third Loan Amendment (the "Third Extension Period"), and at the end of the Third Extension Period, may be eligible for an additional loan extension from September 1, 2003 to January 2, 2004 in accordance with the terms and conditions contained in the Third Loan Amendment (the "Fourth Extension Period"). If AL Investors is entitled to exercise its extension rights under the terms of the Fourth
Extension  Period,  it  hereby  agrees  that  it  will  do  so.

The parties hereby acknowledge that AL Investors has exercised its extension rights for the Third Extension Period, and agree that the term of the Management Agreement is hereby extended to August 31, 2003 to make it co-terminous with the Third Extension Period. If AL Investors exercises its rights to extend for the Fourth Extension Period under the Third Loan Amendment, the Management Agreement shall be extended to January 2, 2004 to make it co-terminous with the Fourth
Extension Period. All of the terms and provisions of the Management Agreement (as modified by this Amendment) shall continue to be applicable throughout the extended Term, including, without limitation, the obligation to fund Operating Deficits and the right to exercise the Purchase Option. If during any Extension Period the Management Agreement is terminated for any reason (other than the failure to qualify for extension rights for the Fourth Extension Period), at Owner's election in its sole discretion Manager may be required to continue to provide management services for the Facilities for up to 90 days (until terminated by Owner upon not less than 30 days prior written notice) and the management fee payable during such period shall be 3% of Total Revenues from each Facility then managed.

     If AL Investors is not eligible to exercise its extension rights under the Third Loan Amendment for the Fourth Extension Period, then AL Investors shall have the right to terminate the Management Agreement. However, if AL Investors does not terminate the Management Agreement and obtains alternative financing for the Facilities or further modifies the existing Senior Loan to extend the term, Manager's obligation to fund Operating Deficits shall not exceed the Operating Deficits that would have been required to be paid during the Fourth Extension Period had it been exercised or permitted to be exercised. For purposes of calculating Operating Deficits pursuant to this section, Manager shall have the benefit of any interest rate caps in effect, but Manager understands there are none currently in effect.

     If AL Investors elects to terminate the Management Agreement because it does not qualify for the Fourth Extension Period, then Owner shall be deemed to have notified Manager of its intent to extend beyond such maturity date pursuant and subject to the terms of section 2.2 of the Management Agreement. During the first 90 days of such extension Owner shall notify Manager of the duration of the extension and the Facilities to which such extension is applicable, which extension may be up to 12 months from the date of termination, subject to any earlier termination rights contained in the Management Agreement or this Amendment. The extension exercised pursuant to section 2.2 of the Management Agreement in accordance with this paragraph shall not be subject to the 90 day prior notice requirement contained in section 2.2 of the Management Agreement but shall be for a Management Fee of 5% of gross revenues as set forth in
Section 2.2 and Manager shall not be obligated to fund Operating Deficits during such period.

     The  extension  of  the  Purchase  Option  shall continue to be governed by
Section  4.2  of  the  First  Amendment.

     3.     Management  Fee.The  parties  agree  that  in  connection  with  the
            ----------------
extension of the Senior Loan being exercised in connection with this Agreement, AL Investors has agreed to pay from funds held by Emeritus on behalf of AL Investors (i) all extension fees charged by the Senior Lender with respect to the Third and Fourth Extension Periods (which amounts are $127,509 and $255,019, respectively), and (ii) all closing costs related to the Third and Fourth Extension Periods, including, without limitation, all costs and fees incurred by the Senior lender, title insurance fees, UCC search costs, attorneys fees and costs to AL Investors and Senior Housing Partners I, L.P. and all other reasonable out of pocket costs and expenses (collectively, the "Loan Extension Closing Costs"). AL Investors shall be entitled to recoup all Loan Extension Closing Costs out of Operating Profit from the Facilities, without interest, after payment of a management fee of 3% of Total Revenues from the Facilities to Emeritus. To the extent not modified by this Paragraph 3, Paragraph 9 of the First Amendment governing prior loan restructure fees and Paragraph 7.2 of the Second Amendment governing Loan Extension Closing Costs shall continue to be applicable with respect to the Pooled Expenses and the Loan Extension Closing Costs related to the prior Senior Loan Restructure and extensions as defined therein. To memorialize the foregoing agreement, Section 7.2 of the Management Agreement (as replaced by Paragraph 5 of the First Amendment) is hereby deleted and replaced in its entirety with the following:

     7.2 Reimbursement of Loan Extension Closing Costs; Additional Management Fee. Any Operating Profit in excess of the Base Management Fee (i.e., 3% of Total Revenues) and any Accrued Base Management Fee at the end of each month shall be paid first to Owner until Owner has been reimbursed for all Loan Extension Closing Costs under this Amendment and under the Second Amendment relating to the prior Senior Loan Extension, then 50% to Manager and 50% to Owners until Manager has received (i) an additional management fee of 4% of Total Revenues from all Facilities In the aggregate subject to this Agreement (the "Additional Management Fee") plus (ii) any Accrued Additional Management Fee (as hereinafter defined). If there is insufficient Operating Profit after payment of the Base Management Fee, Accrued Base Management Fee, and any Loan Extension Closing Costs during any month to pay the Additional Management Fee, the unpaid portion shall accrue and be added to any accrued amounts for prior months commencing January 1, 2002 (the" Accrued Additional Management Fee"). The Base Management Fee, any Accrued Base Management Fee, the Additional Management Fee and any Accrued Additional Management Fee are sometimes referred to herein as the "Management Fee".

     In addition, as provided in the Second Amendment, Section 8.2 of the Management Agreement (as replaced pursuant to paragraph 6 of the First Amendment), is hereby amended to (i) exclude Capital Improvements from Fixed Operating Expenses for purposes of subsection

(b) thereof, and (ii) add a new section (e) as follows: "(e) Any Loan Extension Closing Costs to be reimbursed to Owner", such that Loan Extension Closing Costs under this Amendment and the Second Amendment are paid after the Base Management Fee and Accrued Base Management Fee, but prior to any Additional Management Fee or Accrued Additional Management Fee. The following conforming amendments are hereby made: the prior subsection (e) of Section 8.2 shall become subsection
(f), the prior subsection (f) shall become subsection (g), and the reference to "Section 8.2(e)" in Section 9.9 (as added by the First Amendment) shall instead refer to "Section 8.2(f)".

     Emeritus acknowledges that is has no right to reimbursement for any amounts deposited on account of Section 4.12 of the Senior Loan loan documents or any additional amounts funded by Manager to cover any deferred Tranche A interest.

     4.     Failure  to  Achieve  Financial  Performance.     As provided in the
            ---------------------------------------------
Second Amendment and extended to this Amendment, new subsection 9.8(d) is hereby added as follows:

     (d) For purposes of calculating Cash Available for Distribution actually distributed to Owner pursuant to this Section 9.8, Manager shall be entitled to include as part of such distribution any amounts reimbursed to Owner for Loan Extension Closing Costs pursuant to this Amendment or the Second Amendment, but such aggregate distribution of Cash Available for Distribution shall not be less than $90,000 per month as provided in Section 9.8(c).

     5.     Senior Loan.The Senior Loan, as defined in the Management Agreement,
            ------------
is further amended to acknowledge and include the amended interest rates set forth in the Third Loan Amendment and which are applicable during the Third
Extension  Period  and  the  Fourth  Extension  Period.

     6.  Ratification.The Management Agreement, as amended by this Agreement, is
         -------------
hereby  ratified  and  confirmed.

     7.     Understandings and Agreements.     This Amendment,     together with
            ------------------------------
the Management Agreement, constitutes all of the understandings and agreements between the parties with respect to the management of the Facilities.

     8.  Headinqs.The headings contained herein are for convenience of reference
         ---------
only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

     9.  Applicable Law.This Agreement shall be construed and interpreted and be
         ---------------
governed  by  the  laws  of  the  State  of  Washington.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

EMERITUS  MANAGEMENT
--------------------
EMERITUS MANAGEMENT LLC, a Washington limited liability company

By:  Emeritus  Corporation,
        a  Washington  corporation

By:  /s/  William  M.  Shorten

Name:  William  M.  Shorten
Title:  Director  of  Real  Estate  Finance

EMERITUS  MANAGEMENT  I  LP
---------------------------

EMERITUS  MANAGEMENT  I  LP,  a  Washington  limited  partnership

By:  EM  I,  LLC,  a  Washington  limited  liability  company

By:  Emeritus  Corporation,  a  Washington  corporation

By:  /s/  William  M.  Shorten

Name:  William  M.  Shorten
Title:  Director  of  Real  Estate  Finance

EMERITUS
--------
EMERITUS  CORPORATION,  a  Washington
corporation

By:  /s/  William  M.  Shorten

Name:  William  M.  Shorten
Title:  Director  of  Real  Estate  Finance

AL  Investors
-------------
AL Investors LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Owners, or in the case where the Owner is a limited partnership, as sole managing member on behalf of the general partner thereof

By:   /s/  Norman  L.  Brendan
    ---------------------------

Name:  Norman  L.  Brendan
Title:  Manager

The undersigned lenders in connection with the Senior Loan and the Junior Loan have executed this Agreement for the sole purpose of consenting to the foregoing Amendment.
GMAC Commercial Mortgage Corporation, a California corporation

By:  /s/  William  E.  Shine

Name:  William  E.  Shine
Title:  EVP

Senior  Housing  Partners  l,  L.P.,  a  Delaware  limited  partnership

By:  /s/  Noah  R.  Levy

Name:  Noah  R.  Levy
Title:  Vice  President

The undersigned has executed this Agreement for the sole purpose of (i) acknowledging and consenting to the foregoing Amendment, (ii) ratifying that certain Guaranty of Management Agreement and Shortfall Funding Agreement dated December 30, 1998, as amended by Amendment dated March 22, 2001, and ratified in the Second Amendment, entered into by Emeritus in favor of AL Investors and the Facility Entities (the "Guaranty"), and (Hi) confirming and agreeing that foregoing Amendment does not alter, modify, amend or waive any terms contained in the Guaranty.

Emeritus  Corporation,
a  Washington  corporation

By:  /s/  William  M.  Shorten

Name:  William  M.  Shorten
Title:  Director  of  Real  Estate  Finance